CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                 CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Lewis E. Daidone, Chief Administrative Officer of Salomon Brothers Series Funds Inc--Emerging Markets Debt Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                   Chief Administrative Officer
Salomon Brothers Institutional Series     Salomon Brothers Institutional Series
Funds Inc--Emerging Markets Debt Fund     Funds Inc--Emerging Markets Debt Fund

/s/ R. Jay Gerken                         /s/ Lewis E. Daidone
---------------------------------         -------------------------------------
R. Jay Gerken                             Lewis E. Daidone
Date: October 31, 2003                    Date: October 31, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 'SS'1350 and is not being filed as part of the Form N-CSR with the Commission.